Registration No. 333-

As filed with the Securities and Exchange Commission on October 9, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	25-1724540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Mayer Street Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip Code)

OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Dennis M. Oates

Chairman, President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

(Name and address of agent for service)

(412) 257-7600

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Douglas J. Ellis, Esq.

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	712,318	$36.95 (2)	$26,320,150	$3,591

(1)

This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the Nasdaq Global Select Market on October 5, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 6, 2012;

2.	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 and June 30, 2012 filed with the Commission on May 10, 2012 and August 8, 2012 respectively;

3.	The Registrant’s Current Reports on Form 8-K, filed March 23, 2012, May 22, 2012 and August 31, 2012; and

4.	The description of the Registrant’s Common Stock contained in the Registration Statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Registrant’s Omnibus Incentive Plan, each meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

In addition, Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Articles Eleventh and Twelfth of the Registrant’s Amended and Restated Certificate of Incorporation and Article IX, Section 1 of the Registrant’s Amended and Restated By-laws provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL, and provide that the Registrant indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

Policies of insurance are maintained by the Registrant under which the officers and directors of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of actions, suits or proceedings to which such officers and directors are parties by reason of being or having been such officers or directors.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8.	EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration No. 33-85310).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 27, 2007).

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Schneider Downs & Co., Inc., independent registered public accounting firm (filed herewith).

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Omnibus Incentive Plan (filed herewith).

ITEM 9.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, Commonwealth of Pennsylvania, on this 9th day of October, 2012.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Dennis M. Oates
Dennis M. Oates
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person, whose signature appears below, constitutes and appoints Dennis M. Oates and Paul A. McGrath, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Capacity	Date

/s/ Dennis M. Oates Dennis M. Oates	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2012

/s/ Douglas M. McSorley Douglas M. McSorley	Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 9, 2012

/s/ Christopher L. Ayers Christopher L. Ayers	Director	October 9, 2012

Signature	Capacity	Date

/s/ Douglas M. Dunn Douglas M. Dunn	Director	October 9, 2012

/s/ M. David Kornblatt M. David Kornblatt	Director	October 9, 2012

/s/ Udi Toledano Udi Toledano	Director	October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration No. 33-85310).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 27, 2007).

5.1	Opinion of K&L Gates LLP regarding the legality of the shares being registered hereunder (filed herewith).

23.1	Consent of Schneider Downs & Co., Inc., independent registered public accounting firm (filed herewith).

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Omnibus Incentive Plan (filed herewith).